Exhibit 99.1

Press Release

Host America Corporation Becomes EnerLume Energy Management Corp.

New Company Name Aligns With Flagship Product

HAMDEN, CT – November 1, 2007 - Effective October 24, 2007, Host America Corporation (OTC BB: CAFÉ, http://www.enerlume.com), changed its name to EnerLume Energy Management Corp., and, as of November 1, 2007 will trade under the symbol ENLU.OB.

The change in company name echoes EnerLume Energy Management Corp.’s lead product, the EnerLume çEM™, a lighting energy management system that uses technology to manage incoming power to fluorescent lighting systems in stores, warehouses, and similar facilities. With the EnerLume çEM, ballasts for fluorescent lights draw energy from the electric wave only when power transmission is most efficient. This process allows perceived luminosity to be maintained while reducing electricity use by up to 15%. Additional energy savings can be achieved by selectively employing EnerLume çEM to curtail the use of lights during after-hour periods.

“Our transition from food services to energy conservation management is now complete,” said David J. Murphy, CEO and President of EnerLume Energy Management Corp. “The name EnerLume Energy Management Corp. accurately reflects the transformation of our business over the past few years and is representative of an entirely new chapter of our company history.”

According to the U.S. Department of Energy’s study in 2005, there are currently seventy-two billion square feet of commercial office and industrial space in the United States with a majority of that space utilizing florescent lighting. As the EnerLume çEM utilizes its patent-pending energy management technology, it is anticipated to tap into this extensive market and help enable significant energy savings for all customers.

About EnerLume Energy Management Corp.

EnerLume Energy Management Corp., through its subsidiaries, provides energy management conservation products and services in the United States. Its focus is energy conservation, which includes a proprietary digital microprocessor for reducing energy consumption on lighting systems, and the installation and design of electrical systems, energy management systems, telecommunication networks, control panels, lighting systems, and alarm systems.

Contacts:

EnerLume Management Corp.: David. J. Murphy CEO, President 203.248.4100	The Investor Relations Group Investor Relations: Erika Moran / Tom Caden Media Contact: Lynn Granito / Steven Melfi Phone: 212.825.3210
Forward Looking Statements

All information in this news release consists of forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. The statements contained in this release, which are not historical facts and that relate to future plans or projected results of Host and its subsidiaries, are forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934, These forward-looking statements are subject to risks and uncertainties that could cause actual results to differ materially from those projected, anticipated or implied. These risks and uncertainties can include the risks associated with EnerLume’s entry into new commercial energy markets that require the company to develop demand for its products, its ability to access the capital markets, litigation, regulatory investigations and many other risks described in its Securities and Exchange Commission filings, previously filed under the name Host America Corporation. The most significant of these uncertainties are described in our 2007 Annual Report on Form 10-K all of which any reader of this release is encouraged to study (including all amendments to those reports) and exhibits to those reports, and include (but are not limited to) the following: the costs, difficulties, and uncertainties related to the implementation of the early stage energy management division, organizational changes and the integration of acquired businesses; the potential loss of one or more key customer or supplier relationships or changes to the terms of those relationships; difficulties and uncertainties related to transitions in senior management; the results, consequences, effects or timing of any inquiry or investigation by or settlement discussions with any regulatory authority or any legal and administrative proceedings; the impact of previously announced restatements; difficulties or delays or increased costs in implementing our overall prospective business plan; and general economic and market conditions. We undertake no obligation to update or revise any forward-looking statement. Readers of this release are cautioned not to put undue reliance on forward-looking statements.